Exhibit (h)(c)(14)
FORM OF
SCHEDULE OF PORTFOLIOS
AGENCY AGREEMENT
Small-Cap Growth Portfolio
  (formerly called Fasiano Small Equity Portfolio)
International Value Portfolio
International Small-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Diversified Research Portfolio
Equity Portfolio
American Funds Growth-Income Portfolio
American Funds Growth Portfolio
Large-Cap Value Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Floating Rate Loan Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
Large-Cap Growth Portfolio
International Large-Cap Portfolio
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small-Cap Equity Portfolio
  (formerly called VN Small-Cap Value Portfolio)
Effective May 1, 2007, agreed to and accepted by:

PACIFIC SELECT FUND

By:

Name: James T. Morris
Title:

PACIFIC LIFE INSURANCE COMPANY

By:	By:

Name: James T. Morris	Name: Audrey L. Milfs
Title:	Title: Vice President and Secretary